SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                  PARTNERS FIRST RECEIVABLES FUNDING, LLC
           (Exact Name of Registrant as Specified in its Charter)

                  PARTNERS FIRST CREDIT CARD MASTER TRUST
                  (Issuer with respect to the Securities)

           Delaware                               52-2072056
    (State of Organization)             (I.R.S. Employee Identification No.)

  900 Elkridge Landing Road, Suite 301
        Linthicum, Maryland                               21090
  (Address of Principal Executive Offices)               (Zip Code)

 Securities Act registration statement file numbers to which this form relates:

                         333-29495 and 333-29495-01

      If this form relates to the             If this form relates to the
      registration of a class of              registration of a class of
      securities pursuant to Section          securities pursuant to Section
      12(b) of the Exchange Act and           12(g) of the Exchange Act and
      is effective pursuant to                is effective pursuant to
      General Instruction A.(c),              General Instruction A.(d),
      please check the following              please check the following
      box.   [___]                            box.  [X]

 Securities to be Registered Pursuant to Section 12(b) of the Act:

                                    None

 Securities to be Registered Pursuant to Section 12(g) of the Act:

                  Partners First Credit Card Master Trust
        Class A Floating Rate Asset-Backed Securities, Series 1998-2 Class B Floating Rate Asset-Backed Securities, Series 1998-2 Class A Floating Rate Asset-Backed Securities, Series 1998-3 Class B Floating Rate Asset-Backed Securities, Series 1998-3
                              (Title of Class)

                   An Index to Exhibits begins on Page 5


               INFORMATION REQUIRED IN REGISTRATION STATEMENT


 Item 1.   Description of Registrant's Securities to be Registered.

 The description of the Class A Floating Rate Asset-Backed Securities, Series 1998-2 and the Class B Floating Rate Asset-Backed Securities, Series 1998-2 appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Securities"; "Certain Legal Aspects of the Receivables"; "U.S. Federal Income Tax Consequences"; "State and Local Taxation" and "ERISA Considerations" in the Prospectus, dated June 22, 1998, and "Summary of Series Terms"; "Risk Factors"; "Maturity Considerations"; "The Receivables" and "Series Provisions" in the Prospectus Supplement, dated June 22, 1998, relating to the Series 1998-2 Securities, and filed June 23, 1998 pursuant to Rule 424(b) relating to the Registration Statement on Form S-3 Nos. 333-29495 and 333-29495-01 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 4.1).

 The description of the Class A Floating Rate Asset-Backed Securities, Series 1998-3 and the Class B Floating Rate Asset-Backed Securities, Series 1998-3 appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Securities"; "Certain Legal Aspects of the Receivables"; "U.S. Federal Income Tax Consequences"; "State and Local Taxation" and "ERISA Considerations" in the Prospectus, dated June 22, 1998, and "Summary of Series Terms"; "Risk Factors"; "Maturity Considerations"; "The Receivables" and "Series Provisions" in the Prospectus Supplement, dated June 22, 1998, relating to the Series 1998-3 Securities, and filed June 23, 1998 pursuant to Rule 424(b) relating to the Registration Statement on Form S-3 Nos. 333-29495 and 333-29495-01 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 4.2).

 Item 2.   Exhibits.

 1.1 Amended and Restated Pooling and Servicing Agreement, dated as of June 26, 1998. (Incorporated by reference to Exhibit No. 4.1 of Form 8-K of the Registrant dated July 9, 1998).

 2.1 Series 1998-2 Supplement, dated as of June 26, 1998, to the Amended and Restated Pooling and Servicing Agreement. (Incorporated by reference to Exhibit No. 4.2 of Form 8-K of the Registrant dated July 9, 1998).

 2.2 Series 1998-3 Supplement, dated as of June 26, 1998, to the Amended and Restated Pooling and Servicing Agreement. (Incorporated by reference to Exhibit No. 4.3 of Form 8-K of the Registrant dated July 9, 1998).

 3.1 Amended and Restated Receivables Purchase Agreement, dated as of June 26, 1998. (Incorporated by reference to Exhibit No. 4.5 of Form 8-K of the Registrant dated July 9, 1998).

 4.1 Prospectus Supplement, dated June 22, 1998, together with the Prospectus, dated June 22, 1998, relating to the Series 1998-2 Securities (as filed with the Securities and Exchange Commission on June 23, 1998, pursuant to Rule 424(b), which filing is incorporated herein by reference).

 4.2 Prospectus Supplement, dated June 22, 1998, together with the Prospectus, dated June 22, 1998, relating to the Series 1998-3 Securities (as filed with the Securities and Exchange Commission on June 23, 1998, pursuant to Rule 424(b), which filing is incorporated herein by reference).

 5.1 Specimen securities representing Class A Floating Rate Asset-Backed Securities, Series 1998-2 and Class B Floating Rate Asset-Backed Securities, Series 1998-2 (included within Exhibit 2.1).

 5.2 Specimen securities representing Class A Floating Rate Asset-Backed Securities, Series 1998-3 and Class B Floating Rate Asset-Backed Securities, Series 1998-3 (included within Exhibit 2.2).


                                 SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned hereunto duly authorized.


                              PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                          (REGISTRANT)


 DATED: April 28, 1999        By:   /s/ Mark J. Norwicz
                                    _____________________________________
                              Name:   Mark J. Norwicz
                              Title:  Treasurer


                              PARTNERS FIRST CREDIT CARD MASTER TRUST
                                          (CO-REGISTRANT)


 DATED: April 28, 1999        By:  PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                   (Originator of the Co-Registrant)


                               By:   /s/ Mark J. Norwicz
                                     _________________________________
                               Name:  Mark J. Norwicz
                               Title: Treasurer



                               EXHIBIT INDEX

 Exhibit No.
 -----------

 1.1 Amended and Restated Pooling and Servicing Agreement, dated as of June 26, 1998. (Incorporated by reference to Exhibit No. 4.1 of Form 8-K of the Registrant dated July 9, 1998).

 2.1 Series 1998-2 Supplement, dated as of June 26, 1998, to the Amended and Restated Pooling and Servicing Agreement. (Incorporated by reference to Exhibit No. 4.2 of Form 8-K of the Registrant dated July 9, 1998).

 2.2 Series 1998-3 Supplement, dated as of June 26, 1998, to the Amended and Restated Pooling and Servicing Agreement. (Incorporated by reference to Exhibit No. 4.3 of Form 8-K of the Registrant dated July 9, 1998).

 3.1 Amended and Restated Receivables Purchase Agreement, dated as of June 26, 1998. (Incorporated by reference to Exhibit No. 4.5 of Form 8-K of the Registrant dated July 9, 1998).

 4.1 Prospectus Supplement, dated June 22, 1998, together with the Prospectus, dated June 22, 1998, relating to the Series 1998-2 Securities (as filed with the Securities and Exchange Commission on June 23, 1998, pursuant to Rule 424(b), which filing is incorporated herein by reference).

 4.2 Prospectus Supplement, dated June 22, 1998, together with the Prospectus, dated June 22, 1998, relating to the Series 1998-3 Securities (as filed with the Securities and Exchange Commission on June 23, 1998, pursuant to Rule 424(b), which filing is incorporated herein by reference).

 5.1 Specimen securities representing Class A Floating Rate Asset-Backed Securities, Series 1998-2 and Class B Floating Rate Asset-Backed Securities, Series 1998-2 (included within Exhibit 2.1).

 5.2 Specimen securities representing Class A Floating Rate Asset-Backed Securities, Series 1998-3 and Class B Floating Rate Asset-Backed Securities, Series 1998-3 (included within Exhibit 2.2).